Exhibit 10.2

MANAGEMENT SERVICES AGREEMENT
THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement"), is made and entered as of May 1, 2015, by and among AF OCEAN INVESTMENT MANAGEMENT COMPANY, a Florida corporation having its principal place of business at 15500 Roosevelt Blvd. Suite 305 Clearwater, FL  33760 (the "Service Provider") and CHINAMERICA ANDY MOVIE ENTERTAINMENT MEDIA CO., a Florida corporation having its principal place of business at 15500 Roosevelt Blvd. Suite 305 Clearwater, FL  33760 (the "Company").
WHEREAS, the Company desires to retain the Service Provider to provide certain management services upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations.
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:
1.            Appointment. The Company hereby engages the Service Provider, and the Service Provider hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, certain services to the Company, as described in Section 3(a) hereof. For purposes of this Agreement, an "Affiliate" of any specified person or entity is a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
2.            Term. The term of this Agreement (the "Term") shall be for an initial term expiring one year after the date first set forth above. The Term shall be renewed automatically for additional one-year terms thereafter unless the Company shall give notice in writing within sixty (60) days before the expiration of the initial term or any one-year renewal thereof of its desire to terminate this Agreement. Notwithstanding anything in this Agreement to the contrary: (a) the Service Provider may terminate this Agreement and the services provided by it hereunder upon providing the Company with thirty (30) days prior notice of such termination; (b) the provisions of Section 6 shall survive the termination of this Agreement; and (c) no termination of this Agreement, whether pursuant to this Section 2 or otherwise, will affect the Company's duty to pay any fees accrued, or reimburse any cost or expense incurred, pursuant to the terms of this Agreement prior to the effective date of that termination.
3.            Duties of the Service Provider.
(a)            Services. The Service Provider or any of its Affiliates shall provide the Company with: (i) access to and use of office space at a location leased by the Service Provider from a third party; (ii)subject to subsection (b) below, payment of fees and other charges for legal services rendered to the Company by an independent law firm or attorney who is not an employee of the Service Provider; and (iii) such management and accounting related services as the board of directors of the Company (the "Board") may reasonably request from time to time, including, without limitation, preparing periodic and other reports required to be filed under the Securities Exchange Act of 1934, preparing financial reports, bookkeeping, managing the website, handling employee matters, handling payroll matters and related governmental filings, handling advertising matters, handling retail operation matters, handling customer accounts matters and processing payables (collectively, the "Services"). The Company shall use the Services of the Service Provider or any of its Affiliates and the Service Provider shall make itself or any of its Affiliates available for the performance of the Services upon reasonable notice. The Service Provider or any of its Affiliates, as applicable, shall perform the Services at the times and places reasonably requested by the Board to meet the needs and requirements of the Company, taking into account other engagements that the Service Provider and its Affiliates may have.

(b)            Exclusions from Services. Notwithstanding anything in subsection (a) above to the contrary, the following services are specifically excluded from the definition of "Services":
(i)            accounting services rendered to the Company by an independent accounting firm or accountant who is not an employee of the Service Provider; and
(ii)            payment of fees and other charges in an amount greater than $50,760 during the Term legal services rendered to the Company by an independent law firm or attorney who is not an employee of the Service Provider.
4.            Compensation and Reimbursement for Services.
(a)            Fees for Services. As consideration payable to the Service Provider or any of its Affiliates for providing the Services to the Company, the Company shall pay to the Service Provider an annual management fee in respect of each fiscal year of the Company in an amount equal to $245,760 (the "Management Fee"). The Management Fee shall be payable in advance in monthly installments of $20,480 on the first Business Day of each month of each such fiscal year, commencing on May 1, 2015. For purposes of this Agreement, "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by applicable law to be closed for business.
(b)            Out-of-Pocket Expenses. In addition to the payments required under Section 4(a) above, the Company shall, at the direction of the Service Provider, pay directly or reimburse the Service Provider for Out-of-Pocket Expenses (as hereinafter defined). For purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts incurred by the Service Provider and/or its personnel from products and/or services of unaffiliated third parties delivered to the Company or the Service Provider and/or their respective personnel in connection with the Services including, without limitation: (i) fees and disbursements of auditors and other advisors or consultants; (ii) fees and other charges in an amount greater than $3,240 during the Term for legal services rendered to the Company by an independent law firm or attorney who is not an employee of the Service Provider; (iii) costs of any outside services of independent contractors such as financial printers, couriers, business publications or similar services; and (iv) all other expenses actually incurred by the Service Provider and/or its personnel in rendering the Services. All direct payments and reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by the Service Provider to the Company of a statement in reasonable detail in connection therewith.

5.            Disclaimer; Limitation of Liability.
(a)            Disclaimer. The Service Provider makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder.
(b)            Limitation of Liability. Neither the Service Provider nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives and Affiliates (each a "Related Party" and, collectively, the "Related Parties") shall be liable to the Company or any of its Affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the wilful misconduct of such person. In no event will the Service Provider or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if Service Provider has been advised of the possibility of such damages. Under no circumstances will the liability of Service Provider and Related Parties exceed, in the aggregate, the fees actually paid to Service Provider hereunder.
6.            Indemnification. The Company shall indemnify and hold harmless the Service Provider and each of its Related Parties (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the wilful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Service Provider and any Related Party or controlling persons (if any), as the case may be, of the Service Provider and any such Affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Service Provider, any such Affiliate and any such Related Party or other person. The provisions of this Section 6 shall survive the termination of this Agreement.
7.            Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Service Provider or any of its Related Parties, including without limitation in any of their respective capacities as stockholder or directors of the Company.

8.            Permissible Activities. Nothing herein shall in any way preclude the Service Provider or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company and any of its Affiliates.
9.            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated above (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9).
10.            Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
11.            Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that: (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that company; and (b) the Service Provider may assign its rights and obligations hereunder to any Affiliate. Any attempted transfer or assignment in violation of this Section 11 shall be void.
12.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
13.            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
14.            Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
16.            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.
17.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement on the date first written above.

Date: August 11, 2015	CHINAMERICA ANDY MOVIE ENTERTAINMENT MEDIA CO.
By: /s/Andy Z. Fan
Name: Andy Z. Fan
Title: President

5